EXHIBIT 10.18

          LEASE AGREEMENT WITH REGUS BUSINESS SERVICES (SHANGHAI) LTD.

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                        REGUS Service Agreement - Beijing
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
Agreement No.:      NCI20050526C                                               Agreement Date:
BIEJING,NCICentre                                                              Business Centre Bank Details
                                                                               Name:                   HSBC - Shanghai Branch
Street/Floor        BEIJING, NCI Centre                                        Sort code:                               0
City:               Level 15, NCI Tower, 12 A Jianguomenwai Ave                Account number:                001-101757-056
State & Zip Code:   Chaoyang District, Beijing                                 Other           Swift Code:    HSBCCNSH
                                                                               Other           0
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Client details (not a Regus centre address)                                    Corporate Account      |_| Yes  PCA  |_| Yes
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Company name:       CQ Systems Ltd                                             Contact name           Mr. Paul Grace / Director

Address:            Planet House, North Heath Lane,                            Title:
                                                                               City:                  Horsham
State:              West Sussex, United Kingdom                                Zip Code:              RH12 5 QE
Telephone:          +44 (0) 1403 282300                                        Federal ID No.:
Emergency Contact:  Mr. Paul Grace                                             Fax:                   +44 (0) 1403 282301
Email Address:      pgrace@cqsystems.com                                       Emergency Phone:       +44 (0) 7770 673 427
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Invoicing details (if different)
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Company name:                                                                  Contact name/Title
Address:                                                                       City:
State:                                                                         Zip Code:
Telephone:                                                                     Fax:
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

The standard fee (excluding Tax)
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Accomodation type (IN,IS,EN,ES,EX)  Matrix Price Daily Workstation   Number of         Total per    Day     Accomodation number(s)
                                    per day      Price               workstations
ES                                       $37.00            $25.33     3                            76.00    1526
                                                                                                    0.00
                                                                                                    0.00
                                                                                                    0.00
                                                 Total per day         USD                         76.00

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Initial Payment:                   Monthly Office Payment                                       2,280.00
                                   Service Retainer                      2                      4,560.00
                                   Service Packages (taxes included below)                        270.00
                                   Telecoms Set-up                       1                         16.00
                                   Connectivity Set-up                   1                         37.00
                                   Monthly Taxes         Rate     0.00%  %                          0.00
                                   Total Initial Payment                 USD                    7,163.00
Monthly Payment:                   Total Monthly Payment                 USD                    2,550.00
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Business & Connectivity Services        Quantity         Price per workstation     Total price per day    Total price per month
                                                         per day
Business Support Package                                                4.00                      0.00                   0.00
Connectivity Package                          1                         5.50                      5.50                 165.00
Telecommunications Package                    1                         3.50                      3.50                 105.00
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Length of agreement                Start date (DD/MM/YY):   01/07/2005          End date (DD/MM/YY):    30/06/2006
Comments
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

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1) The Standard fee for the first month and the 2nd month will be free. 2) The client will pay a discount rate for the broadband as USD125.00/month only. 3) The terms of this agreement is subject to contract signed and initial pyament made by May 30th, 2005.
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Tick here if you do not consent to Regus processing data in accordance with
Clause 34 of this agreement. [ ]

We are REGUS BUSINESS SERVICES (SHANGHAI) LTD of 31/F Jin Mao Building, SHi Ji Avenue, Pu Dong Xin Qu, Shanghai 200120 PRC. This agreement incorporates our terms of business set out overleaf USING REGUS BUSINESS CENTRES which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. Note that the agreement does not come to an end automatically. See "Bringing your agreement to an end" overleaf.

Name (printed)           Paul Grace     Name (printed)       Jenny Ma

Title (printed)          Director       Title (printed)      Area Sales Manager

Date (DD/MM/YY)          26/05/2006     Date (DD/MM/YY)      26/05/2005
SIGNED on your behalf (Client)          SIGNED on our behalf (Regus)


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                               [Graphic omitted]

                      The New Logic of Real Estate Contact:
        Contact: +8610 6539 1020 Visit:              www.regus.com Regus

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

Terms and Conditions

         USING REGUS BUSINESS CENTRES

1. We are Regus Business Services (Shanghai) Ltd. These are our terms of business. They apply to the service agreement which you have signed (which we refer to simply as your agreement).

         Your agreement supersedes any previous agreement you may have had with us for the same services and contains all the terms we have agreed.

         STANDARD SERVICES INCLUDED IN YOUR STANDARD FEE

2.       Furnished Office Accommodation

         We are to provide the number of serviced and fully furnished office rooms for which you have agreed to pay in the business centre stated in your agreement. Your agreement lists the rooms we have initially allocated for your use. Occasionally we may need to allocate different rooms, but these will be of equivalent size and we will try to agree these with you in advance.

3.       Office Services

         We are to provide the services described in the Regus workstation offer and, if requested, the Regus Business Support offer, Regus Connectivity Services offer and Regus Telecoms Services offer during normal opening hours Monday to Friday.

         We are happy to discuss special arrangements for use of these services outside our normal opening hours.

         All of the optional services described as Business Support are subject to the availability of our centre staff at the time of any service request. We will endeavour to deal with a service request at the earliest opportunity, but will not be held responsible for any delay.

         If in our opinion we decide that a request for any particular Business Support is excessive, we reserve the right to charge an additional fee at our published rates.

         REGUSNET

4. You must comply with any copyright notices, licence terms or other notices appearing on screen or as part of any material on the Internet or our network. You must not copy, use or exploit such software or other material in any way, unless we have explicitly given you permission to do so. You must strictly comply with the terms of any permissions which we give.

5. We do not make any representations as to the security of our network (or the Internet) or of any information which you place on it. You should adopt whatever security measures (such as encryption) you believe are appropriate to your circumstances.

6. We cannot guarantee that a particular degree of availability will be attained in connection with your use of the services.

7. You hereby warrant to us that our provision of the services to you will not infringe the rights of any third party.

8. You will comply with the RegusNet Rules set out in the RegusNet access registration form.

9. We warrant that the services shall be provided and performed in a professional and workmanlike manner and shall conform to the description of the services set out in the offers for `Regus Connectivity Services' and in the RegusNet access registration form. If we fail to provide the services as warranted, your sole and exclusive remedy shall be the remedy of such failure by us within a reasonable time after written notice.

10. The above warranty is in lieu of all other terms, conditions and warranties, whether express or implied by usage, custom, statute or otherwise, appertaining to the services and manner in which we perform our obligations and exercise our rights including, but without prejudice to the generality of the foregoing, such as relate to the description, performance, quality, suitability or fitness for any particular purposes, of the services. We do not warrant that the services will be uninterrupted or error free.

         USING THE ACCOMMODATION

11.      On Moving In

         You will be asked to sign an inventory of all accommodation, furniture and equipment you are permitted to use, together with a note of its condition, and details of the keys or entry cards issued to you.

12.      The Nature of Your Business

         You must only use the accommodation for office purposes, and only for the business stated in your agreement or subsequently agreed with us. Office use of a "retail" nature, involving frequent visits by members of the public, is not permitted. You must not carry on a business which competes with our business of providing serviced office accommodation. You must not use the name Regus in any way in connection with your business.

13.      Your Name and Address

         You may only carry on that business in your name or some other name that we previously agree. At your request and cost we will include that name in the house directory at the business centre, where this is available. You must not put up any signs on the doors to your accommodation or anywhere else which is visible from outside the rooms you are using. You may use the business centre address as your registered office address but only with our prior consent and subject to any conditions which we may impose.

14.      Taking Care of Our Property

         You must take good care of all parts of the business centre, its equipment, fittings and furnishings which you use. You must not alter any part of it. You are liable for any damage caused by you or those in the business centre with your permission or at your invitation.

15.      Office Furniture and Equipment

         You must not install any furniture or office equipment, cabling, IT or telecoms connections without our consent, which we may refuse at our absolute discretion.

16.      Keys and Security

         Any keys or entry cards which we let you use remain our property at all times. You must not take any copies of them or allow anyone else to use them without our consent. Any loss must be reported to us immediately and you must pay the cost of replacement keys or cards and of changing locks, if required. If you are permitted to use the business centre outside normal working hours it is your responsibility to lock the doors to your accommodation and to the business centre when you leave.

17.      Comply with the Law

         You must comply with all relevant laws and regulations in the conduct of your business. You must do nothing illegal. You must not do anything that may interfere with the use of the business centre by us or by others, cause any nuisance or annoyance, increase the insurance premiums we have to pay or cause loss or damage to us or to the owner of any interest in the building which contains the business centre.

18.      Comply with House Rules

         You must comply with any house rules which we impose generally on users of the business centre whether for reasons of health and safety, fire precautions or otherwise.

19.      Insurance

         It is your responsibility to arrange insurance for your own property which you bring into the business centre and for your own liability to your employees and to third parties.

         PROVIDING THE SERVICES

20.      Access to Your Accommodation

         We can enter your accommodation at any time. However, unless there is an emergency we will as a matter of courtesy try to inform you in advance when we need access to carry out testing, repair or works other than routine inspection, cleaning and maintenance. We will also respect security procedures to protect the confidentiality of your business.

21.      At the Start of Your Agreement

         If for any reason we cannot provide the number of rooms stated in your agreement by the date when your agreement is due to start we have no liability to you for any loss or damages but you may cancel the agreement without penalty. We will not charge you the standard fee for rooms you cannot use until they become available.

22.      Suspension of Services

         We may by notice suspend the provision of services (including access to the accommodation) for reasons of political unrest, strikes, or other events beyond our reasonable control, in which event payment of the standard fee will also be suspended for the same period.

23.      Our Liability

         We are not liable for any loss as a result of our failure to provide a service as a result of mechanical breakdown, strike, delay, failure of staff, termination of our interest in the building containing the business centre or otherwise unless we do so deliberately or are negligent. We are also not liable for any failure until you have told us about it and given us a reasonable time to put it right.

         You agree (a) that we will not have any liability for any loss, damage or claim which arises as a result of, or in connection with, your agreement and/or your use of the services except to the extent that such loss, damage, expense or claim is directly attributable to our deliberate act or our gross negligence (our liability); and (b) that our liability will be subject to the limits set out in the next paragraph.

         We will not in any circumstances have any liability for loss of business, loss of profits, loss of anticipated savings, loss of or damage to data, third party claims or any consequential loss. We strongly advise you to insure against all such potential loss, damage, expense or liability.

         We will be liable:

         -        without limit for personal injury or death;

         - up to a maximum of RMB7,500,000 (for any one event or series of connected events) for damage to personal property;

         - up to a maximum equal to 125% of the total fees paid under your agreement up to the date on which the claim in question arises or RMB400,000 (whichever is the higher), in respect of all other losses, damages, expenses or claims.

         YOUR AGREEMENT

24.      The Nature of Your Agreement

         Your agreement is the commercial equivalent of an agreement for accommodation in a hotel. The whole of the business centre remains our property and in our possession and control. We are giving you no interest in property just the right to share with us the use of the business centre so that we can provide the services to you. The agreement is personal to you and cannot be transferred to anyone else. We may transfer the benefit of your agreement and our obligations under it at any time.

25.      Duration

         Your agreement lasts for the period stated in it and will then automatically be renewed for successive periods equal to the initial term but no less than 3 months until brought to an end by you or us. All periods shall run to the last day of the month in which they would otherwise expire. The fees on any renewal will be the matrix price notified by us to you at the time of renewal. In all other respects your agreement will renew on the same terms and conditions.

26.      Bringing your Agreement to an End

         Either of us can terminate your agreement at the end date stated in it, or at the end of any extension or renewal period, by giving at least three months' notice to the other. However, if your agreement, extension or renewal is for three months or less and one of us wishes to terminate it, the notice period is two months or (if shorter) one week less than the period stated in your agreement.

27.      Ending your Agreement Immediately

         We may put an end to your agreement immediately by giving you notice if:

         - We have reason to suspect that you may not be able to pay fees on time, and you are in breach of one of your obligations which cannot be put right or which we have given you notice to put right and which you have failed to put right within fourteen days of that notice.

         - your conduct, or that of someone at the business centre with your permission or at your invitation, is incompatible with ordinary office use.

         If we put an end to the agreement for any of these reasons it does not put an end to any then outstanding obligations you may have and you must:

         -        pay for additional services you have used;

         - pay the standard fee for the remainder of the period for which your agreement would have lasted had we not ended it, or (if longer) for a further period of a three months; and

         - indemnify us against all costs and losses we incur as a result of the termination.

28.      If the Business Centre is not Available

         In the unlikely event that we are no longer able to provide the services and accommodation at the business centre stated in your agreement then your agreement will end and you will only have to pay standard fees up to the date it ends and for the additional services you have used. We will try to find suitable alternative accommodation for you at another Regus business centre.

29.      When your Agreement Ends

         When your agreement ends:

         - you are to vacate the accommodation immediately, leaving it in the same condition as it was when you took it. As well as recharging to you any costs that we reasonably incur putting your accommodation back into this condition, we will also charge you a fee for cleaning the accommodation based on our standard rates at the time you vacate. If you leave any of your own property in the business centre we may dispose of it in any way we choose without owing you any responsibility for it or any proceeds of sale;

         - you must also enter into a Virtual Office Agreement with us on our standard terms at the time for at least 3 months.

         If you continue to use the accommodation when your agreement has ended:

         - you are responsible for any loss, claim or liability we incur as a result of your failure to vacate on time

         - we may, at our discretion, permit you an extension subject to a surcharge on the standard fee.

30.      Employees

         While your agreement is in force and for a period of six months after it ends, you must not solicit or offer employment to any of our staff. If you do, we estimate our loss at the equivalent of one year's salary for each of the employees concerned and you must pay us damages equal to that amount.

31.      Notices

         All formal notices must be in writing.

32.      Confidentiality

         The terms of your agreement are confidential. Neither of us must disclose them without the other's consent unless required to do so by law or an official authority. This obligation continues after your agreement ends.

33.      Indemnities

         Except where we are grossly negligent, you must indemnify us in respect of all liability, claims, damages, loss and expenses which may arise:

         - if someone dies or is injured while in the accommodation you are using;

         - from a third party in respect of your use of the business centre and the services;

         - from a third party in respect of our provision of services to you;

         -        if you do not comply with the terms of your agreement

         You must also pay any costs, including reasonable legal fees, which we incur in enforcing your agreement.

34.      Data Protection

         You agree that we may process, disclose or transfer (to other countries which are part of our international network from time to time) any personal data which we hold on or in relation to you provided that in doing so we take such steps as we consider reasonable to ensure that it is used only:

         -        to fulfil our obligations under your agreement;

         -        for work assessment and fraud prevention; or

         - to make available information about new or beneficial products and services offered by us and other organisations which we consider may be of interest to you.

         Please be aware that countries outside EEC may not have laws in force to protect your personal data.

35.      Jurisdiction

         Chinese law applies to this agreement. We both accept the non exclusive jurisdiction of the Chinese courts.

         FEES

         In the following clauses any references to "fees" alone means all of the standard service fee, pay-as- you-use fees, the Business Support price, the Connectivity Services price, the Telecom Services price.
         In certain locations monthly fees and services that are paid by credit card will incur an administration charge. In Shanghai the administration charge is 4%.

36.      Standard Services

         The standard service fee, the Business Support price (if applicable), the Connectivity Services price (if applicable) and the Telecom Services price (if applicable) plus tax in all cases, are payable in respect of the services to be provided during the following month in advance in full on the 25th day (or such other day as we designate) of each month. The charge for any such month will be 30 times the relevant fee. No refund will be given for months of less than 30 days nor will any additional charge be levied for months of more than 30 days. For a period of less than a month, the fees will be applied on a daily basis.

37.      Pay-as-you-Use Services

         Fees for pay-as-you-use services in accordance with our published rates, which may change from time to time, fees for Supplementary Services, plus tax (if applicable), are invoiced in arrears and payable on the 25th day (or such other day as we designate) of the month following the calendar month in which the additional services were provided.

38.      Service Retainer

         You will be required to pay a service retainer equivalent to 60 days standard service fee on entering into your agreement. This will be held by us as security for performance of all your obligations under your agreement. The retainer, or any balance after deducting outstanding fees and other costs due to us, will be returned to you as soon as you have settled your account with us. We may require you to pay an increased retainer if:

         -        outstanding fees exceed the retainer held

         -        you frequently fail to pay fees when due.

39.      Late Payment

         If you do not pay fees when due, we may charge interest at the rate of 2% per month on the amounts outstanding. If you dispute any part of an invoice you must pay the amount not in dispute by the due date.
         We also reserve the right to withhold services (including for the avoidance of doubt, denying you access to your accommodation) while there are any outstanding fees and interest or you are in breach of your agreement.

40.      Indexed Price Increase

         We will increase your standard service fee on each and every anniversary of the start date of your agreement by a percentage amount equal to the increase in the Consumer Price Index announced by China State Statistical Administration, or such other broadly equivalent index which we substitute, over the previous calendar year plus 2%. This will only apply to agreements that have an original start and end date constituting more than a 12 month term. Renewals do not fall under this category and will be reviewed as per the Duration clause above.

41.      Client Initials: _______________